Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

3 December 2020

Matter No.:365475

Doc Ref: 18350722

+1-441-278 7904

guy.cooper@conyersdill.com

Auris Medical Holding Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Auris Medical Holding Ltd. (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the prospectus dated November 14, 2018 (the “Original Base Prospectus”), which Original Base Prospectus was amended and supplemented by the prospectus dated March 27, 2019 (the “New Base Prospectus”), constituting a part of Post-Effective Amendment No. 1 to the Company’s registration statement on Form F-3 (Registration No. 333-228121), declared effective by the Securities and Exchange Commission (the “Commission”) on March 27, 2019 as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated 2 December 2020 (as amended and/or supplemented, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933 (the “Securities Act”) relating to the registration and sale under the Securities Act of an aggregate of 2,000,000 common shares, par value CH 0.01 each (the “Common Shares”).

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement. We have also reviewed memorandum of continuance and the bye-laws of the Company (the “Constitutional Documents”), each certified by the Secretary of the Company on 3 December 2020, unanimous written resolutions of the Company’s directors dated 1 December 2020 (the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (g) that the Company’s Common Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), at the time of issuance of any Common Shares and the consent to the issue and free transfer of the Company’s securities given by the Bermuda Monetary Authority as of 27 February 2019 will not have been revoked or amended at the time of issuance of any Common Shares; and (h) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority under the Companies Act or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for in accordance with the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Common Shares).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Report on Form 6-K furnished on December 3, 2020 and to the incorporation by reference of this opinion in the Registration Statement, and to the references to our firm under the captions "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited